SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                       Date of Report: October 31, 2001


                               JNS Marketing, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


    Colorado                         0-13215                 84-0940146
    ------------------              -----------              ----------
     (State or other                 (Commission            (IRS Employer
      jurisdiction of                 File Number)           Identification No.)
         incorporation)

                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
                             (Registrant's Address)


Registrant's telephone number, including area code: (303) 422-8127
                                                    --------------

Item 1.     Changes in Control of Registrant

     On October 22, 2001, JNS Marketing, Inc. (the "Company"), Walter Galdenzi ("Galdenzi"), and Latinocare Management, Inc., a California corporation ("LMC"), completed the closing of the Share Purchase Agreement between the Company, Galdenzi, and LMC under which LMC purchased 3,270,000 shares of the Common Stock of the Company, from Galdenzi. As a result of the closing, LMC now owns approximately 79% of the total issued and outstanding stock of the Company. LMC and the Company plan to enter into an Agreement and Plan of Reorganization (the "Reorganization") which will result in a share exchange between the shareholders of LMC and the Company, whereby LMC will become a wholly owned subsidiary of the Company, and the shareholders of LMC will become the controlling shareholders of the Company. Upon completion of the Reorganization, the 3,270,000 shares of the Common Stock of the Company owned by LMC will be retired and cancelled. Upon the closing of the Reorganization, the Company expects to have a total of approximately 14,529,100 shares of its Common Stock outstanding, of which approximately 6,903,990 will be owned by Jose J. Gonzalez, the President, Chief Executive Officer, Secretary, and a director of the Company, 6,567,210 will be owned by Roberto Chiprut, and the balance will be in the public float or owned by the other prior private shareholders of LMC, or by other unaffiliated parties. LMC is engaged in the business of managing health care plans primarily designed to service the growing Latin American community in the United States, and in particular in California. The members of the Board of Directors of the Company before the closing of the Share Purchase Agreement are being replaced with members of the LMC Board of Directors, as more specifically described in an Information Statement on Schedule 14f to be filed with the Securities and Exchange Commission and mailed to all shareholders in the near future. Copies of the Share Purchase Agreement and proposed Agreement and Plan of Reorganization are attached to this Report as exhibits.



Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

                None.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                 None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                 None.

                Exhibits:

                 None.

                             Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31,  2001                        JNS Marketing, Inc.



                                             By: /s/Walter Galdenzi
                                                 --------------------------
                                                 Walter Galdenzi, President